POWER OF ATTORNEY
      Know all by these presents, that the undersigned hereby authorizes James G. Hnat and Eileen P. McCarthy of JetBlue Airways Corporation, a Delaware corporation
(the "Company") individually to execute for and on behalf of the undersigned, in the undersigned's capacity as an Executive Vice President of the Company, a Form ID and any amendments thereto, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
      This Power of Attorney shall remain in full force and effect only until the earlier of (1) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company;
(2) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact; or (3) as to a specific attorney-in-fact, employment of such attorney-in-fact by the Company is terminated.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of August, 2008.

					/s/ Robin Hayes_____________________
					ROBIN HAYES
STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF QUEENS     )

	On this 14th day of August, 2008, before me personally
came ROBIN HAYES to me known and known to me to be the
individual described in and who executed the foregoing
instrument, and duly acknowledged to me that
he executed the same.
					_/s/___________________________
					Notary Public